UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road	07660
Ridgefield Park, NJ 07660	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 for information on a Separation Agreement and General Release entered into by Innodata Inc. (the “Company”) and Mr. O’Neil Nalavadi on January 17, 2018.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On January 17, 2018 the Company and Mr. O’Neil Nalavadi entered into a Separation Agreement and General Release (the “Separation Agreement”) in connection with the termination of Mr. Nalavadi’s employment on December 1, 2017. Pursuant to the Separation Agreement, in consideration for a general release and other obligations, Mr. Nalavadi will receive $280,000 in severance payable over a twelve (12) month period and payment of his COBRA premiums through November 30, 2018.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement that is filed as an exhibit to this Report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement and General Release between Innodata Inc. and O’Neil Nalavadi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: January 22, 2018	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel

Index to Exhibits

Description

10.1	Separation Agreement and General Release between Innodata Inc. and O’Neil Nalavadi